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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2004

IMAGENETIX, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	033-24138-D	87-0463772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16935 West Bernardo Drive, Suite 101, San Diego, California		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (858) 674-8455

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement and Item 3.02. Unregistered Sales of Equity Securities

        On December 28, 2004, the Company entered into an Agency Agreement with a placement agent under which such placement agent will assist the Company in a private placement of units, each unit consisting of 50,000 shares of the Company's common stock and costing $60,000. The Company will sell minimum of $500,000 of units and up to a maximum of $2,000,000 of units; provided, however, that the Company may increase the maximum by an additional $500,000 of units in the discretion of the Company and the placement agent. The units will be offered for sale until January 31, 2005, subject to extension until February 28, 2005, without notice to the Investor or other subscribers, at the discretion of the placement agent and the Company.

        Under the terms of the Agency Agreement, the placement agent will receive, among other compensation, a cash fee of six (6%) percent of the gross proceeds of the units sold, plus a non-accountable expense allowance equal to two (2%) percent of such proceeds. In addition, pursuant to the terms of the agency agreement, the Company agreed to issue to the placement agent, as partial consideration for its services under the Agency Agreement, an option to purchase shares of the Company's common stock during a period of five years, in an amount equal to 10% of the shares comprising the units sold in the private placement. The placement agent's option is exercisable at $1.20 per share and provide for cashless exercise.

        Pursuant to the Agency Agreement, the Company also agreed to file with the Securities and Exchange Commission, a registration statement covering the shares comprising the units and the shares of common stock reserved for issuance under the placement agent's option. If such registration statement is not filed within the required timeframe, or does not become effective within the required timeframe, the Company has agreed to pay to the investors in the private placement (but not the placement agent) a penalty equal to 1% of their investment for each thirty (30) day period in which the Company fails to comply with such requirements.

        The issuance of the securities will not be registered under the Securities Act of 1933, as amended ("Act"). The securities are being offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Act, pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. Such securities are being offered and sold exclusively to accredited investors as defined by Rule 501(a) under the Act.

        On January 3, 2005, the Company issued a press release in connection with the private placement.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits:

  10.1
  Agency Agreement between Imagenetix, Inc. and placement agent, dated as of December 28, 2004

  99.1
  Press release, dated January 3, 2005

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2005	IMAGENETIX, INC.
	By:	/s/ WILLIAM P. SPENCER William P. Spencer Chairman of the Board, Chief Executive Officer and Chief Financial Officer

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  Item 1.01 Entry Into a Material Definitive Agreement and Item 3.02. Unregistered Sales of Equity Securities
  Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE